SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)           NOVEMBER 6, 2000
                                                 -----------------------------


                       INTERNATIONAL FAST FOOD CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     FLORIDA
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                 (State or other jurisdiction of incorporation)



     001-11386                                     65-0302338
(Commission File Number)                 (IRS Employer Identification No.)

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                          1000 LINCOLN ROAD, SUITE 200
                           MIAMI BEACH, FLORIDA 33139
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code       (305) 531-5800
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.    OTHER.
           -----

         On November 6, 2000, International Fast Food Corporation (the "Company") announced the automatic conversion of its 11% Convertible Senior Subordinated Discount Notes due 2007. The Company had approximately $9,636,000 at principal amount at maturity of the Notes outstanding before the conversion. Each holder of 11% Convertible Senior Subordinated Discount Notes shall receive that number of shares of common stock of International Fast Food Corporation equal to the amount of the aggregate stated principal amount at maturity of the Notes held by such holder, divided by the applicable conversion price of $70.00 per share. The Company estimates that it shall issue approximately 137,908 shares of common stock upon conversion of the Notes, including shares issued for the interest payments due thereon.

           The foregoing summary of the event is qualified in its entirety by reference to the text of the Company's press release dated November 6, 2000, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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(a)        Financial Statements of Businesses Acquired.

           Not Applicable.

(b)        Pro Forma Financial Information.

           Not Applicable.

(c)        Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------
99.1 Press Release of International Fast Foods Corporation, dated as of November 6, 2000.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INTERNATIONAL FAST FOOD
                                       CORPORATION



Dated:  November 6, 2000               By: /s/ MITCHELL RUBINSON
                                          ------------------------------------
                                          Name: Mitchell Rubinson
                                          Its:  Chairman, President, and
                                                Chief Executive Officer